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                                                                      EXHIBIT 23


                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

     As independent public accountants, we hereby consent to the incorporation of our report included in this Form 10-K, into NiSource Inc.'s (formerly known as NIPSCO Industries, Inc.) previously filed Form S-8 Registration Statement No. 33-30619; Form S-8 Registration Statement No. 33-30621; Form S-8 Registration Statement No. 333-08263; Form S-8 Registration Statement No. 333-19981; Form S-8 Registration Statement No. 333-19983; Form S-8 Registration Statement No. 333-19985; Form S-3 Registration Statement No. 333-26847; Form S-8 Registration Statement No. 333-59151; Form S-8 Registration Statement No. 333-59153; Form S-3 Registration Statement No. 333-69279; Form S-8 Registration Statement No. 333-72367; Form S-8 Registration Statement No. 333-72401; Form S-3 Registration Statement No. 333-76645 and Form S-3 Registration Statement No. 333-76909.

                                                /s/ ARTHUR ANDERSEN LLP

Chicago, Illinois
March 28, 2000

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